Exhibit 3.1
EXECUTION VERSION

AMENDED AND RESTATED AGREEMENT
OF
LIMITED PARTNERSHIP
OF
BUCKEYE PARTNERS, L.P.
(As Amended and Restated on November 19, 2010)

TABLE OF CONTENTS
ARTICLE I
DEFINITIONS
ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1	Continuation	8
Section 2.2	Name	8
Section 2.3	Principal Office; Registered Office	8
Section 2.4	Power of Attorney	8
Section 2.5	Term	9
Section 2.6	Organizational Certificate	10
	ARTICLE III

	PURPOSE

Section 3.1	Purpose	10

	ARTICLE IV

	CAPITAL CONTRIBUTIONS; PURCHASES PURSUANT
	TO PURCHASE AGREEMENTS; ADDITIONAL ISSUANCES

Section 4.1	Conversion of the General Partner Interest	10
Section 4.2	Limited Partner Contributions	10
Section 4.3	Issuances of Additional LP Units and Other Securities	11
Section 4.4	No Preemptive Rights	11
Section 4.5	No Interest	11
Section 4.6	Loans from Partners	12
Section 4.7	No Withdrawal	12

	ARTICLE V

	CAPITAL ACCOUNTS; DISTRIBUTIONS

Section 5.1	Capital Accounts	12
Section 5.2	Distributions in Respect of Partnership Interests	15

	ARTICLE VI

	INCOME TAX MATTERS

Section 6.1	Tax Allocations	15

i

Section 10.5	Prohibited Transfers	28

	ARTICLE XI

	[RESERVED]

	ARTICLE XII

	ADMISSION OF SUBSTITUTED AND ADDITIONAL
	LIMITED PARTNERS

Section 12.1	[Reserved]	28
Section 12.2	Admission of Substituted Limited Partners	28
Section 12.3	Admission of Successor General Partner	28
Section 12.4	Admission of Additional Limited Partners	29
Section 12.5	Amendment of Agreement and Certificate of Limited Partnership	29

	ARTICLE XIII

	WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

Section 13.1	Withdrawal or Removal of the General Partner	29
Section 13.2	Sale of Former General Partner’s Interest	30

	ARTICLE XIV

	DISSOLUTION AND LIQUIDATION

Section 14.1	Dissolution	31
Section 14.2	Reconstitution	31
Section 14.3	Liquidation	32
Section 14.4	Distribution in Kind	33
Section 14.5	Cancellation of Certificate of Limited Partnership	33
Section 14.6	Return of Capital	33
Section 14.7	Waiver of Partition	33
Section 14.8	Certain Prohibited Acts	33

	ARTICLE XV

	AMENDMENT OF PARTNERSHIP AGREEMENT

Section 15.1	Amendments Which May be Adopted Solely by the General Partner	34
Section 15.2	Other Amendments	35
Section 15.3	Amendment Requirements	35

	ARTICLE XVI

	MEETINGS

Section 16.1	Meetings	35
Section 16.2	Record Date	41
Section 16.3	Conduct of Meeting	42
Section 16.4	Action Without a Meeting	42

	ARTICLE XVII

	CERTAIN RESTRICTIONS

Section 17.1	Additional Units	43
Section 17.2	Certain Amendments	43
Section 17.3	Sale of Assets	43

	ARTICLE XVIII

	[RESERVED]

	ARTICLE XIX

	GENERAL PROVISIONS

Section 19.1	Opinions Regarding Taxation as a Partnership	44
Section 19.2	Personal Property	44
Section 19.3	Addresses and Notices	44
Section 19.4	Headings	44
Section 19.5	Binding Effect	44
Section 19.6	Integration	45
Section 19.7	Waiver	45
Section 19.8	Counterparts	45
Section 19.9	Severability	45
Section 19.10	Applicable Law	45

AMENDED AND RESTATED AGREEMENT
OF
LIMITED PARTNERSHIP
OF
BUCKEYE PARTNERS, L.P.
     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of November 19, 2010 and effective immediately following the Effective Time (as defined below) (the “Agreement”), is entered into by and among Buckeye GP LLC, a Delaware limited liability company (together with any successor in its capacity as general partner of the Partnership, the “General Partner”), and the additional Persons that are or become Partners of the Partnership as provided herein.
BACKGROUND
     On April 14, 2008, the General Partner amended and restated the Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of January 1, 2007 (as amended and restated, the “2007 Agreement”).
     On June 10, 2010, the Partnership, the General Partner, Grand Ohio, LLC, a Delaware limited liability company (“MergerCo”), Buckeye GP Holdings L.P., a Delaware limited partnership (“Holdco”), and MainLine Management LLC, a Delaware limited liability company (“Holdco GP”), entered into an Agreement and Plan of Merger, as the same may be amended, supplemented, restated or otherwise modified from time to time (the “Merger Agreement”), providing for, among other things, the merger of MergerCo with and into Holdco (the “Merger”), with Holdco surviving the Merger, and each Common Unit and Management Unit of Holdco being converted into 0.705 LP Units (as defined herein) (the “New LP Units”).
     On November 16, 2010, the limited partners of the Partnership approved the Merger Agreement and the transactions contemplated thereby, including the Merger, the issuance of the New LP Units and the entry into this Agreement.
     This Agreement amends the 2007 Agreement, effective immediately following the Effective Time (as defined in the Merger Agreement), to reflect, among other things, the conversion of the GP Units (as defined in the 2007 Agreement) into the GP Interest (as defined herein) and the cancellation of the Incentive Compensation Agreement (as defined herein) and to set forth the rights, preferences and privileges of the LP Units and the GP Interest.
ARTICLE I
DEFINITIONS
     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:

     “2007 Agreement” has the meaning specified in the Background.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question; provided, however, that, except as expressly provided herein to the contrary, Holdco GP and its controlling Affiliates shall be deemed to not be Affiliates of the General Partner. As used herein, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agent” has the meaning specified in Section 2.4
     “Agreed Value” of any Contributed Property means the fair market value of such property as of the time of contribution (or, in the case of cash, the amount thereof), as determined by the General Partner using such reasonable method of valuation as it may adopt.
     “Agreement” means this amended and restated agreement of limited partnership, as amended or amended and restated from time to time.
     “Audit Committee” means a committee of the Board of Directors composed entirely of three or more directors who meet the independence, qualification and experience requirements of the New York Stock Exchange.
     “BGH GP Holdings” means BGH GP Holdings, LLC, a Delaware limited liability company, and the sole member of Holdco GP.
     “Board of Directors” means the Board of Directors of the General Partner (or comparable governing body of any successor to the General Partner).
     “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday recognized as such by the Government of the United States or the State of New York.
     “Capital Accounts” mean the capital accounts maintained with respect to Partnership Interests pursuant to Section 5.1(a).
     “Capital Contribution” means any Contributed Property which a Partner contributes to the Partnership.
     “Carrying Value” means (a) with respect to Contributed Property, the Agreed Value of such property reduced as of the time of determination (but not below zero) by (i) all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 5.1(a) with respect to such property and (ii) an appropriate amount to reflect any sales, retirements and other dispositions of assets included in such property, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination, in any case as may be adjusted from time to time pursuant to Section 5.1(e).

     “Certificate of Limited Partnership” means the Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.6, as amended or restated from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Contributed Property” means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership.
     “Contributing Partner” means any Partner contributing Contributed Property to the Partnership in exchange for Units (or any transferee of such Units).
     “CPUC” shall mean the California Public Utilities Commission.
     “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such Act.
     “Designated Expenses” mean all costs and expenses (direct or indirect) incurred by the General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership Group; provided, however, that Designated Expenses shall not include (a) any cost or expense for which the General Partner is not entitled to be reimbursed by reason of the proviso at the end of Section 7.12(b) or (b) severance costs not permitted to be reimbursed pursuant to the Management Agreements in connection with the withdrawal of the General Partner.
     “Directors” shall mean the members of the Board of Directors.
     “Effective Time” has the meaning specified in the Merger Agreement.
     “Eighty Percent Interest” means Limited Partners holding an aggregate of at least 80% of the outstanding LP Units.
     “ESOP” means the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust, as amended.
     “ESOP Loan” means the loan to the ESOP due March 28, 2011 in the original principal amount of $44,133,600, and shall include any loans refinancing such loan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor to such statute.
     “General Partner” has the meaning specified in the first paragraph.
     “General Partner Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of the date hereof, as amended from time to time.

     “GP Interest” means the management interest of the General Partner in the Partnership in its capacity as the general partner of the Partnership. The GP Interest does not have any rights to ownership or profit of the Partnership or any rights to receive any distributions from the operation or liquidation of the Partnership.
     “Group Member” means a member of the Partnership Group.
     “Holdco” has the meaning specified in the Background.
     “Holdco GP” has the meaning specified in the Background.
     “Holdco GP Directors” means (a) on and prior to the Regulatory Trigger Date, the two (or fewer) Directors designated by Holdco GP as “Holdco GP Directors” (such designation may be changed by Holdco GP in its sole discretion, through and including the Regulatory Trigger Date) and (b) after the Regulatory Trigger Date, the Directors appointed by Holdco GP pursuant to Section 16.1(b)(iv)(B) or Section 16.1(b)(iv)(C).
     “Holdco Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Holdco, dated as of the date hereof and adopted pursuant to Section 2.1(c) of the Merger Agreement, as amended from time to time.
     “Incentive Compensation Agreement” means the Fifth Amended and Restated Incentive Compensation Agreement, dated as of August 9, 2006 between the Partnership and the General Partner.
     “Indemnitee” means the General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, manager, member, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another Person (including any Person serving in such a role at Services Company).
     “Issue Price” means the price at which a Unit is purchased from the Partnership.
     “Limited Partner” means any limited partner of the Partnership, in its capacity as such.
     “Liquidator” has the meaning specified in Section 14.3.
     “LP Certificate” means a certificate issued by the Partnership, substantially in the form of Annex A to this Agreement, evidencing ownership of one or more LP Units.
     “LP Unit” means a Partnership Interest issued pursuant to Sections 4.2 or 4.3 and representing a limited partner’s interest in the Partnership.
     “Majority Interest” means Limited Partners holding an aggregate of more than 50% of the outstanding LP Units.

     “Management Agreements” mean the amended and restated management agreements, dated as of August 9, 2006 pursuant to which the OLP GP manages the Operating Partnerships, in each case as amended or restated from time to time.
     “MergerCo” has the meaning specified in the Background.
     “Merger” has the meaning specified in the Background.
     “Merger Agreement” has the meaning specified in the Background.
     “National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.
     “New LP Units” has the meaning specified in the Background.
     “Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon contribution of such Contributed Property or to which such Contributed Property is subject when contributed, (b) in the case of any property distributed to a Partner pursuant to Sections 5.2, 14.3 or 14.4, the fair market value of such property at the time of such distribution reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.
     “OLP GP” means MainLine L.P., in its capacity as the general partner of the Operating Partnerships and in its capacity as manager of the Operating Partnerships pursuant to the Management Agreements, and any successors to MainLine L.P. as such general partner and manager.
     “Operating Partnership Agreements” mean the amended and restated agreements of limited partnership, dated as of August 9, 2006, governing the rights and obligations of the partners of the Operating Partnerships and certain related matters, as amended or restated from time to time.
     “Operating Partnerships” means, collectively, Buckeye Pipe Line Company, L.P., Buckeye Pipe Line Holdings, L.P., Everglades Pipe Line Company, L.P. and Laurel Pipe Line Company, L.P., each a Delaware limited partnership, and each other current or future subsidiary of the Partnership which is managed by the General Partner or the OLP GP pursuant to its organizational documents or any other contractual arrangement with the General Partner or the OLP GP.
     “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel of the General Partner or any of its Affiliates) acceptable to the General Partner.
     “PPUC” means the Pennsylvania Public Utility Commission.
     “Partner” means the General Partner or a Limited Partner.
     “Partnership” means Buckeye Partners, L.P., a Delaware limited partnership.

     “Partnership Group” means the Partnership, Holdco, the General Partner and any subsidiary of any such entity (including MainLine GP, Inc., OLP GP and the Operating Partnerships), treated as a single consolidated entity.
     “Partnership Interest” means the GP Interest or a limited partner’s interest in the Partnership.
     “Partnership Securities” has the meaning specified in Section 4.3.
     “Percentage Interest” means, with respect to any Partner, the number of Units held by such Partner divided by the number of Units outstanding. The Percentage Interest of the General Partner and the Percentage Interest with respect to the GP Interest shall each at all times be zero.
     “Person” means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization, an association or any other entity.
     “Public Directors” means all of the Directors as of the Regulatory Trigger Date (other than the Directors designated as Holdco GP Directors), the Directors elected by the Public Limited Partners pursuant to Section 16.1(b)(iv), and any Directors appointed by the Public Directors to fill vacancies among the Public Directors (including, without limitation, any vacancy caused by an increase in the number of Directors on the Board of Directors).
     “Public Limited Partners” means (A) prior to the Regulatory Trigger Date, all Limited Partners other than BGH GP Holdings, ArcLight Capital Partners, LLC and Kelso & Company and their Affiliates and (B) on and after the Regulatory Trigger Date, (i) for so long as Holdco GP has the right to designate one or more Holdco GP Directors, as described in Section 16.1(b)(iv), all Limited Partners other than BGH GP Holdings, ArcLight Capital Partners, LLC and Kelso & Company and their Affiliates and (ii) after such time as Holdco GP ceases to have the right to designate one or more Holdco GP Directors, as described in Section 16.1(b)(iv), all Limited Partners.
     “Recapture Income” means any gain recognized by the Partnership upon the disposition of any asset of the Partnership that is not a capital gain due to the recapture of certain deductions previously taken with respect to such asset.
     “Record Date” means the date established by the General Partner for determining the identity of Limited Partners entitled (a) to notice of or to vote at any meeting of Limited Partners, to vote by ballot or approve Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Limited Partners, or (b) to receive any report or distribution.
     “Record Holder” or “Holder” of any LP Unit means the Person in whose name such Unit is registered in the Units Register.
     “Regulatory Trigger Date” means the earlier of (a) obtaining the approval from the CPUC and PPUC of the right of the Public Limited Partners to elect members of the Board of Directors or (b) a determination by the Board of Directors, based on the advice of counsel, that the right of the Public Limited Partners to elect Public Directors does not require any such approval that has not been obtained.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor to such statute.
     “Services Agreement” means the Services Agreement, dated as of December 15, 2004, between the Partnership, the Operating Partnerships, Wood River Pipe Lines LLC, Buckeye Terminals, LLC and Services Company, as amended or supplemented from time to time.
     “Services Company” means Buckeye Pipe Line Services Company, a Pennsylvania corporation.
     “Special Approval” means approval by a majority of the members of the Audit Committee.
     “Time of Delivery” means December 23, 1986.
     “Transfer Agent” means the bank, trust company or other Person appointed from time to time by the Partnership to act as successor transfer agent and registrar for LP Units.
     “Two-Thirds Interest” means Limited Partners holding an aggregate of at least two-thirds of the outstanding LP Units.
     “Unit” means an LP Unit. The term “Unit” does not include the GP Interest.
     “Unit Price” of a Unit means, as of any date of determination, (a) if such Unit is one of a class of Units listed or admitted to trading on a National Securities Exchange, the average of the last reported sales prices per Unit regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which such class of Units is listed or admitted to trading (or, if such class of Units is listed or admitted to trading on the New York Stock Exchange, on the New York Stock Exchange Composite Tape), for the five trading days immediately preceding the date of determination; or (b) if such Unit is not of a class of Units listed or admitted to trading on a National Securities Exchange, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation it may select.
     “Units Register” has the meaning specified in Section 10.2.
     “Unrealized Gain” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date).
     “Unrealized Loss” attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date) over the fair market value of such property as of such date of determination.
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1 Continuation
     The parties hereto, pursuant to the authority contained in Article XV of the 2007 Agreement, do hereby amend and restate the 2007 Agreement in its entirety, effective immediately following the Effective Time, to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.
Section 2.2 Name
     The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Buckeye Partners, L.P.”; provided, however, that (a) the Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, (b) the General Partner may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include “Ltd.” or “Limited Partnership” (or similar words or letters) where necessary for purposes of maintaining the limited liability status of each Limited Partner or otherwise complying with the laws of any jurisdiction that so requires.
Section 2.3 Principal Office; Registered Office
     (a) The principal office of the Partnership shall be One Greenway Plaza, Suite 600, Houston, TX, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.
     (b) The address of the Partnership’s registered office in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the Partnership’s registered agent for service of process at such address shall be Corporation Service Company.
Section 2.4 Power of Attorney
     (a) Each Limited Partner hereby constitutes and appoints the General Partner or, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator, with full power of substitution, as such Limited Partner’s true and lawful agent and attorney-in-fact (“Agent”), with full power and authority in such Limited Partner’s name, place and stead to:
     (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) which the Agent deems appropriate or necessary to form or qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction; (B) all certificates, documents and other instruments which the Agent deems appropriate or necessary to reflect any amendments, changes or modifications of this Agreement in accordance with its terms; (C) all conveyances and other documents or instruments which the Agent deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, substitution, withdrawal or removal of any Partner pursuant to Articles XII, XIII or XIV and other events described in Articles XII, XIII or XIV; and (E) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.4; and
     (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates, documents and other instruments which the Agent deems appropriate or necessary in order to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, is deemed to be made or given by the Partners hereunder, is consistent with the terms of this Agreement or is deemed by the Agent to be appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership; provided, however, that, if any vote or approval of Limited Partners is specifically required for an action by any provision of this Agreement, the Agent may exercise the power of attorney made in this subsection (ii) to take such action only after such vote or approval is obtained.
     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Units and shall extend to such Limited Partner’s heirs, transferees, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representations made by the Agent acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Agent taken in good faith pursuant to such power of attorney. Each Limited Partner shall execute and deliver to the Agent, within 15 days after receipt of the Agent’s request therefor, such further designations, powers of attorney and other instruments as the Agent deems appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership.
Section 2.5 Term
     The Partnership shall continue in existence until the close of Partnership business on December 31, 2086 or until the earlier termination of the Partnership in accordance with the provisions of Article XIV.

Section 2.6 Organizational Certificate
     The General Partner shall cause to be filed such certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Delaware and any other state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any other state in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from the Certificate of Limited Partnership and any such other certificates and documents, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Limited Partners, or state such information in the aggregate rather than with respect to each individual Limited Partner.
ARTICLE III
PURPOSE
Section 3.1 Purpose
     The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.
ARTICLE IV
CAPITAL CONTRIBUTIONS; PURCHASES PURSUANT
TO PURCHASE AGREEMENTS; ADDITIONAL ISSUANCES
Section 4.1 Conversion of the General Partner Interest
     The GP Units (as defined in the 2007 Agreement) in the Partnership that existed immediately prior to the date hereof are, effective immediately following the Effective Time, hereby converted into a non-economic GP Interest in the Partnership. From the date hereof, the GP Interest shall only represent a non-economic management interest of the General Partner in the Partnership. Buckeye GP LLC hereby continues as general partner of the Partnership and the Partnership is continued without dissolution. Effective immediately following the Effective Time, the Incentive Compensation Agreement is hereby terminated and the Partnership Interest evidenced by the Incentive Compensation Agreement is hereby cancelled.
Section 4.2 Limited Partner Contributions
     At and as of the Time of Delivery, each underwriting firm which entered into an underwriting agreement with the Partnership contributed to the Partnership, in exchange for the number of LP Units specified therein an amount in cash equal to the Issue Price for such LP Units (as specified in such underwriting agreement) multiplied by the number of LP Units being so purchased.

Section 4.3 Issuances of Additional LP Units and Other Securities
     (a) The General Partner is hereby authorized to cause the Partnership to issue additional LP Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto or any other type of equity security that the Partnership may lawfully issue, any secured or unsecured debt obligations of the Partnership, or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, “Partnership Securities”), for any Partnership purpose, at any time or from time to time, to Partners or to other Persons (including, without limitation, to employee benefit plans sponsored by the Group Members or Services Company), for such consideration and on such terms and conditions, and entitling the holders thereof to such relative rights and powers, as shall be established by the General Partner, all without the approval of any Limited Partners, except as provided in Section 17.1.
     (b) Without limiting the generality of the foregoing (but subject to the provisions of Section 17.1), the additional Partnership Securities to be issued by the Partnership under this Section 4.3 may contain provisions with respect to (i) the allocation of items of Partnership income, gain, loss, deduction and credit; (ii) the right to share in Partnership distributions; (iii) rights upon dissolution and liquidation of the Partnership; (iv) whether any such issue of Partnership Securities may be acquired by the Partnership, by purchase, redemption or otherwise, and if so, the price at which, and the terms and conditions upon which, such Partnership Securities may be purchased, redeemed or otherwise acquired by the Partnership; (v) the conversion rights applicable to any such issue of Partnership Securities, and if so, the rate at which, and the terms and conditions upon which, such Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which any such Partnership Securities will be issued, assigned, or transferred; and (vii) the right, if any, of the holders of any such issue of Partnership Securities to vote on Partnership matters.
     (c) The General Partner is hereby authorized and directed to do all acts which it deems appropriate or necessary in connection with each issuance of Units or other securities by the Partnership and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit additional limited partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other securities being so issued, all without the approval of any Limited Partners, except as provided in Section 17.1.
Section 4.4 No Preemptive Rights
     No Partner shall have any preemptive right with respect to the issuance or sale of Units or other securities that may be issued by the Partnership.
Section 4.5 No Interest
     No interest shall be paid by the Partnership on Capital Contributions.

Section 4.6 Loans from Partners
     Loans or other advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions.
Section 4.7 No Withdrawal
     No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distributions from the Partnership except as provided in this Agreement.
ARTICLE V
CAPITAL ACCOUNTS; DISTRIBUTIONS
Section 5.1 Capital Accounts
     (a) The Partnership shall maintain for each Partner a separate Capital Account with respect to its Partnership Interests in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of any Partner shall be increased by (i) the Net Agreed Value of all Capital Contributions made by such Partner in exchange for its Partnership Interest and (ii) all items of income and gain computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c) and reduced by (iii) the Net Agreed Value of all distributions of cash or property made to such Partner with respect to its Partnership Interest and (iv) all items of deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c).
     (b) For purposes of computing the amount of each item of income, gain, loss or deduction to be reflected in the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:
     (i) Any deductions for depreciation, cost recovery or amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Sections 5.1(e) or 7.8, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.
     (ii) If the Partnership’s adjusted basis in property subject to depreciation, cost recovery or amortization is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall be deemed to be an additional item of deduction in the year such property is placed in service. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be deemed to be an additional item of income in the year of restoration.

     (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.
     (iv) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as items of deduction.
     (v) The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.
     (c) (i) After giving effect to the special allocations set forth in Section 5.1(c)(ii)-(iv) for purposes of maintaining the Capital Accounts, each item of income, gain, loss and deduction (computed in accordance with Section 5.1(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.
     (ii) If any Partner unexpectedly receives any adjustment allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustment, allocation or distribution as quickly as possible.
     (iii) To preserve uniformity of Units, the General Partner may make special allocations of income or deduction pursuant to Section 6.1(c) that do not have a material adverse effect on the Limited Partners and are consistent with the principles of Section 704 of the Code.
     (iv) If there is a net decrease in Partnership minimum gain, within the meaning of Treasury Regulation Section 1.704-1(b) (4) (iv), during a Partnership taxable year, all Partners with deficit balances in their Capital Accounts, computed as described in Treasury Regulation Section 1.704-1(b)(4)(iv)(c) at the end of such year, will be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the amounts and in the proportions needed to eliminate such deficits as quickly as possible, before any other allocations are made under Section 704(b) of the Code.
     (v) (A) In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.1(e), this Section 5.1(c)(v) is intended to cause the respective Capital Accounts of the Partners to return to, over time, the relative proportionality of the Capital Account balances of the Partners if the prior adjustment to the Carrying Value of Partnership property had not occurred. To effectuate the intent of this Section

5.1(c)(v)(A), the General Partner may allocate that portion of the deductions, cost recovery or amortization attributable to an adjustment to the Carrying Value of a Partnership property pursuant to Section 5.1(e) in the same manner that the Unrealized Gain or Unrealized Loss attributable to such property is allocated pursuant to Section 5.1(e).
     (B) In making the allocations required under this Section 5.1(c)(v), including the allocations that may result from the sale or other taxable disposition of any Partnership property that has been subject to an adjustment to the Carrying Value of such Partnership property, the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 5.1(c)(v).
     (d) (i) Except as otherwise provided in this Section 5.1(d), a transferee of LP Units shall, upon becoming a Limited Partner, succeed to the portion of the transferor’s Capital Account maintained with respect to the Units transferred.
     (ii) If a transfer of Units causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of the Units) pursuant to Sections 14.4 and 14.5 and recontributed by such Partners and transferees in reconstitution of the Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with this Article V.
     (e) If any additional LP Units (or other Partnership Interests) are to be issued pursuant to Section 4.3, or if any Partnership Property is to be distributed, the Capital Accounts of the Partners (and the Carrying Values of all Partnership properties) shall, immediately prior to such issuance or distribution, be adjusted (consistent with the provisions hereof and of Section 704(b) of the Code) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties immediately prior to such issuance). In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership properties, as of any date of determination, (i) shall, in the case of the issuance of additional LP Units, be deemed to be equal to (A) the number of Units outstanding, as of the date of determination, times the Issue Price for which such additional LP Units are so issued, plus (B) the fair market value of any Partnership Interests not otherwise valued pursuant to Section 5.1(e)(i)(A) and (C) the amount of any Partnership indebtedness outstanding as of the date of determination, (ii) shall, in the case of an issuance of other Partnership Interests, be deemed to be equal to (A) the number of Units outstanding, as of the date of determination, times the last reported sales price per LP Unit on the principal National Securities Exchange on which such LP Units are listed, plus (B) the fair market value of any Partnership Interests not otherwise valued pursuant to Section 5.1(e)(ii)(A) and (C) the amount of any Partnership indebtedness outstanding as of the date of determination, and (iii) shall, in the case of the distribution of Partnership property, be determined in the manner provided in Section 14.3.

Section 5.2 Distributions in Respect of Partnership Interests
     (a) From time to time, not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, without limitation, Partnership revenues, Capital Contributions or borrowed funds. The General Partner may also distribute to the Partners other Partnership property, additional Units or other securities of the Partnership or other entities.
     All distributions in respect of Units shall be made concurrently to all Record Holders on the Record Date set for purposes of such distribution and shall be prorated in accordance with such Record Holders’ respective Percentage Interests as of such Record Date.
     (b) Amounts paid pursuant to Section 7.4, any Management Agreement or any Operating Partnership Agreement shall not be deemed to be distributions with respect to a Partnership Interest for purposes of this Agreement.
ARTICLE VI
INCOME TAX MATTERS
Section 6.1 Tax Allocations
     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the manner in which the correlative item of “book” income, gain, loss or deduction is computed in accordance with Section 5.1(b) and allocated pursuant to Section 5.1(c), except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.
     (b) Gain resulting from the sale or other taxable disposition of Partnership assets and allocated to (or recognized by) a Partner (or its successor in interest) for federal income tax purposes shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.
     (c) To preserve uniformity of LP Units, the General Partner may (i) adopt such conventions as it deems appropriate or necessary in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of regulations under Section 704(c) of the Code or (y) otherwise to preserve the uniformity of Units issued or sold from time to time. The General Partner may adopt such conventions and make such allocations and amendments only if they would not have a material adverse effect on the Limited Partners and are consistent with the principles of Section 704 of the Code.
     (d) Items of Partnership income, gain, loss, deduction and credit shall, for federal income tax purposes, be determined on a monthly basis (or other basis, as required or permitted by

Section 706 of the Code) and shall be allocated to the Persons who are Record Holders of Units as of the close of business on the first day of such month; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Persons who are Record Holders of Units as of the close of business on the date of sale.
     (e) Pursuant to Section 704(c) of the Code, items of income, gain, loss, deduction and credit attributable to Contributed Property shall be allocated in such a manner as to take into account the variation between the basis of such property to the Partnership and its Carrying Value.
Section 6.2 Preparation of Tax Returns
     The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Limited Partners within 90 days after the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of accounting for federal income tax purposes, unless the General Partner shall determine otherwise.
Section 6.3 Tax Elections
     Except as otherwise provided herein, the General Partner shall determine whether to make any available election. The General Partner shall elect under Section 754 of the Code to cause the basis of Partnership property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code, but the General Partner may seek to revoke this election if the General Partner determines that such revocation is in the best interests of the Limited Partners.
Section 6.4 Tax Controversies
     Subject to the provisions hereof, the Board of Directors shall designate one officer of the Partnership or the General Partner who is a Partner as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.
Section 6.5 Withholding
     The General Partner is authorized to take any action necessary to comply with any withholding requirements established by applicable law, including, without limitation, with regard to (a) the sale of United States real property interests, (b) the distributions of cash or property to any Partner which is a foreign Person, and (c) the transfer of Units.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS; INDEMNIFICATION
Section 7.1 Powers of General Partner
     Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any power to control or manage the business and affairs of the Partnership.
     In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:
     (a) to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;
     (b) to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership;
     (c) to own, use and invest the assets of the Partnership;
     (d) to purchase or sell products, services and supplies;
     (e) to make tax, regulatory and other filings, and to render periodic and other reports, to governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;
     (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;
     (g) to negotiate, execute and perform any contracts, conveyances or other instruments;
     (h) to distribute Partnership cash;
     (i) to utilize the services of officers and employees of the General Partner or of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;
     (j) to maintain insurance for the benefit of the Partnership, the Partners and the Indemnitees;
     (k) to form, participate in or contribute or loan cash or property to limited or general partnerships, joint ventures, limited liability companies, corporations or similar arrangements;

     (l) to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development;
     (m) to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes;
     (n) to purchase, sell or otherwise acquire or dispose of Units; and
     (o) to take any action in connection with the Partnership’s ownership and operation of any Group Member (including Holdco);
in each case at such times and upon such terms and conditions as the General Partner deems appropriate or necessary, and subject to any express restrictions contained elsewhere in this Agreement.
Section 7.2 Duties of General Partner
     The General Partner shall manage the business and affairs of the Partnership in the manner the General Partner deems appropriate or necessary. Without limiting the generality of the foregoing, the General Partner’s duties shall include the following:
     (a) to take possession of the assets of the Partnership;
     (b) to staff and operate the business of the Partnership with the officers and employees of the General Partner or of other Persons;
     (c) to render or cause to be rendered engineering, environmental and other technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;
     (d) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;
     (e) to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership; and
     (f) to conduct the business of the Partnership in accordance with this Agreement and all applicable laws, rules and regulations;
in each case in such a manner as the General Partner deems appropriate or necessary.
Section 7.3 Reliance by Third Parties
     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially.

Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
Section 7.4 Compensation and Reimbursement of the General Partner
     (a) Except as provided in this Section 7.4 or elsewhere in this Agreement or any other agreement contemplated or permitted hereby or thereby, the General Partner shall not be compensated for its services as General Partner to the Partnership.
     (b) The General Partner shall be promptly reimbursed for all Designated Expenses, in addition to any reimbursement as a result of indemnification in accordance with Section 7.12. The General Partner shall determine such Designated Expenses in any reasonable manner determined by it.
     (c) The General Partner may propose and adopt, without the approval of the Limited Partners, fringe benefit plans, including, without limitation, plans comparable to those that covered employees employed by the predecessors to the Operating Partnerships and plans involving the issuance of Units, for the benefit of employees of the Partnership Group and Services Company in respect of services performed, or obligated to be performed, directly or indirectly, for the benefit of the Partnership Group.
Section 7.5 Purchase or Sale of LP Units and Other Partnership Securities
     The General Partner may, on behalf of the Partnership, purchase or otherwise acquire or sell or otherwise dispose of LP Units and other Partnership Securities. As long as LP Units are held by any member of the Partnership Group, such LP Units or other Partnership Securities shall not be considered outstanding for any purpose.
Section 7.6 [Reserved]
Section 7.7 Outside Activities; Contracts with Affiliates; Loans to or from Affiliates
     (a) The General Partner shall not have any business interests or engage in any business activities except for those relating to the Partnership and the Operating Partnerships.
     (b) Any Affiliate of the General Partner and any director, officer, manager, member, partner or employee of the General Partner or any of its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership Group or any Partner. No member of the Partnership Group nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship governed hereby in any such business interests.
     (c) Each of the Limited Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Operating Partnership Agreements, and the Management Agreements and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters described therein on behalf of the Partnership without the approval or vote of any Limited Partners, notwithstanding any other provision of this Agreement or the Operating Partnership Agreements.
     (d) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established by the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the Group Member’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner shall not create any right or benefit in favor of any Group Member or any other Person.
Section 7.8 Tax Basis and Value Determinations
     To the extent that the General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions. The General Partner may modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the services of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.
Section 7.9 Resolution of Conflicts of Interest; Standard of Care
     (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, any resolution or course of action by the General Partner or such Affiliate in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement or of any agreement contemplated hereby, or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership; provided that any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the officers and directors of the General Partner regarding any proposed transaction were disclosed to the Audit Committee at the time of its approval), (ii) on terms objectively demonstrable to be no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) fair to the Partnership, taking into account the totality of the relationships among the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). For the avoidance of doubt, in connection with its resolution of a conflict of interest the General Partner is authorized but not required to seek Special Approval and may adopt a resolution or course of action that has not received Special Approval. In connection with the determination by the General Partner (or the Audit Committee in connection with Special Approval, as applicable) of what is fair and reasonable to the Partnership in connection with its resolution of a conflict of interest, the General Partner (or the Audit Committee) shall be authorized to consider (A) the relative interests of each party to such conflict, agreement, transaction or situation, and the benefits and burdens relating to such interests; (B) any customary or accepted industry practices, and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as the Audit Committee determines to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to, nor shall it be construed to require the General Partner (or the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner in compliance with this Section 7.9 shall not constitute a breach of this Agreement or any other agreement contemplated hereby or a breach of any standard of care or duty imposed hereby or under the Delaware Act or any other applicable law, rule or regulation.
     (b) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement or any agreement contemplated hereby to be fair and/or reasonable to any Person, the fair and/or reasonable nature of such transaction, arrangement or resolution shall be considered in the context of similar or related transactions.
     (c) Whenever the General Partner makes a determination or takes or declines to take any other action, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then unless another express standard is provided for in this Agreement, the General Partner shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership.
Section 7.10 CPUC and PPUC Approval
     Until the Regulatory Trigger Date, the General Partner shall, and shall cause the Partnership to, use its commerically reasonable efforts to obtain the approval from the CPUC and

PPUC of the right of the Public Limited Partners to elect Public Directors or to obtain reasonable assurances sufficient for the Board of Directors to make a determination that such approval is not required.
Section 7.11 Other Matters Concerning the General Partner
     (a) The General Partner (including the Audit Committee) may rely and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) The General Partner (including the Audit Committee) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and shall be fully protected in relying on any opinion or advice of any such Person as to matters which the General Partner (including the Audit Committee) believes to be within such Person’s professional or expert competence in connection with any action taken or suffered or omitted by the General Partner (including the Audit Committee) hereunder in good faith and in accordance with such opinion or advice.
     (c) The General Partner (including the Audit Committee) may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner (including the Audit Committee) shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
Section 7.12 Limited Liability; Indemnification
     (a) Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, no Indemnitee shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by such Indemnitee in its capacity as a person of the type described in the definition of the term, “Indemnitee,” provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct.
     (b) The Partnership shall, to the extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party, by reason of (i) such Indemnitee’s status as a General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, manager, member, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another Person (including any Person serving in such a role at Services Company) or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause (i) of this Section 7.12(b), relating to this Agreement or the property, business, affairs or management of the Partnership Group or Services Company (provided that the Indemnitee acted in good faith and the act or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee).
     (c) Expenses (including legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 7.12(b) shall be paid by the Partnership in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.
     (d) The indemnification provided by Section 7.12(b) shall be in addition to any other rights to which an Indemnitee may be entitled, and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.
     (e) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Partnership Group’s activities, whether or not the Partnership would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement.
     (f) An Indemnitee shall not be denied indemnification in whole or in part under Section 7.12(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or any predecessor agreement thereto, including a transaction involving the General Partner, any Affiliate thereof or any member, partner, officer, director, employee, agent, manager, or trustee of any Group Member, Services Company, the General Partner or any Affiliate of any Group Member.
     (g) The provisions of this Section 7.12 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.
     (h) For purposes of this Section 7.12, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance of duties by such Indemnitee for the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.12(b); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of duties by such Indemnitee for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which does not involve gross negligence or willful misconduct.

     (i) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
     (j) No amendment, modification or repeal of this Section 7.12 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.12, or any predecessor thereto, however numbered, as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided that such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1 Limitation of Liability
     The Limited Partners shall have no liability under this Agreement (including, without limitation, liability under Section 7.12).
Section 8.2 Management of Business
     No Limited Partner shall, in its capacity as a Limited Partner, take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, officer, manager, member, employee or agent of the General Partner or an Affiliate of the General Partner in such Person’s capacity as such (whether or not such Person is also a Limited Partner) shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.
Section 8.3 Outside Activities
     Limited Partners shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. No member of the Partnership Group nor any of the other Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner.
Section 8.4 Return of Capital
     No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

Section 8.5 Rights of Limited Partners Relating to the Partnership
     In addition to other rights provided by this Agreement or by applicable law, each Limited Partner shall have the right for a proper purpose reasonably related to such Limited Partner’s interest in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:
     (a) to obtain true and full information regarding the status of the business and financial condition of the Partnership;
     (b) promptly after becoming available, to obtain a copy of the Partnership’s federal and state income tax returns for each year;
     (c) to obtain a current list of the name and address of each Partner as set forth in the Units Register;
     (d) to obtain a description and statement of the Net Agreed Value of any Capital Contribution made or agreed to be made by each Partner, and the date on which such Partner became a Partner;
     (e) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and
     (f) to obtain such other information regarding the affairs of the Partnership as may be just and reasonable;
provided, however, that the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes could damage the Partnership or its business or be in violation of applicable law, including, without limitation, federal securities law, or which the Partnership is required by agreements with third parties to keep confidential.
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1 Books, Records and Accounting
     The General Partner shall keep or cause to be kept books and records with respect to the Partnership’s business, which books and records shall at all times be kept at the principal office of the Partnership. Any books and records maintained by the Partnership in the regular course of its business, including the Units Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, disks, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis, or on a cash basis adjusted periodically to an accrual basis, as the General Partner shall determine, in accordance with generally accepted accounting principles and applicable law.
Section 9.2 Fiscal Year
     The fiscal year of the Partnership for financial reporting purposes shall be the calendar year, unless the General Partner shall determine otherwise.
Section 9.3 Reports
     (a) As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means, to each Record Holder of LP Units as of the last day of that fiscal year reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, statement of Partners’ capital and statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
     (b) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall cause the Partnership to electronically file with the Securities and Exchange Commission a quarterly report for the calendar quarter containing such financial and other information as the General Partner deems appropriate.
     (c) Such reports shall present the consolidated financial position of the Partnership Group, together with Services Company and such other Persons as may be required by generally accepted accounting principles.
     (d) The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 9.3 if it has either (i) electronically filed such report with the Securities and Exchange Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.
ARTICLE X
ISSUANCE OF LP CERTIFICATES; TRANSFER AND EXCHANGE OF LP UNITS
Section 10.1 Initial Issuance of LP Certificates
     Upon the issuance of LP Units to any Person, the Partnership may (and will upon request of an owner of LP Units) issue one or more LP Certificates in the name of such Person evidencing the number of such LP Units being so issued. LP Certificates shall be executed on behalf of the Partnership by the General Partner. No LP Certificate shall be valid for any purpose until manually countersigned by the Transfer Agent.

Section 10.2 Registration, Registration of Transfer and Exchange
     (a) The Partnership will cause to be kept a register (the “Units Register”) in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the Partnership will provide for the registration of LP Units and of transfers of such LP Units. The Transfer Agent is hereby appointed registrar for the purpose of registering LP Units and transfers of such LP Units as herein provided.
     Upon surrender for registration of transfer or exchange of any LP Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new LP Certificates evidencing the same aggregate number of LP Units as did the LP Certificate so surrendered.
     (b) Every LP Certificate surrendered for registration of transfer or exchange shall be duly endorsed on the reverse side thereof, or be accompanied by a written instrument of transfer in form satisfactory to the General Partner or the Transfer Agent, as the case may be, duly executed, in either case by the holder thereof or such holder’s attorney duly authorized in writing. Every LP Certificate surrendered for registration of transfer shall be duly accepted on the reverse side thereof, or be accompanied by a written instrument of acceptance to the same effect in form satisfactory to the General Partner or the Transfer Agent, as the case may be, duly executed, in either case by the transferee or such transferee’s attorney duly authorized in writing. As a condition to the issuance of any new LP Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.
Section 10.3 Mutilated, Destroyed, Lost or Stolen LP Certificates
     (a) If any mutilated LP Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute and the Transfer Agent shall countersign and deliver in exchange therefor a new LP Certificate evidencing the same number of LP Units as did the LP Certificate so surrendered.
     (b) If there shall be delivered to the General Partner and the Transfer Agent (i) evidence to their satisfaction of the destruction, loss or theft of any LP Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the General Partner or the Transfer Agent that such LP Certificate has been acquired by a bona fide purchaser, the General Partner on behalf of the Partnership shall execute and upon its request the Transfer Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Certificate, a new LP Certificate evidencing the same number of LP Units as did the LP Certificate so destroyed, lost or stolen.
     (c) As a condition to the issuance of any new LP Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

     (d) Every new LP Certificate issued pursuant to this Section 10.3 in lieu of any destroyed, lost or stolen LP Certificate shall evidence an original additional Partnership Interest in the Partnership, whether or not the destroyed, lost or stolen LP Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other LP Units duly issued hereunder.
Section 10.4 Persons Deemed Owners
     Prior to due presentment of an LP Certificate for registration of transfer and satisfaction of the requirements of Section 10.2(b) with respect thereto, (a) the Partnership, the General Partner, the Transfer Agent and any agent of any of the foregoing may deem and treat the Record Holder as the absolute owner thereof and of the LP Units evidenced thereby for all purposes whatsoever and (b) a transferee shall not be entitled to distributions or allocations or any other rights in respect of the LP Units evidenced thereby other than the right to further transfer such LP Units.
Section 10.5 Prohibited Transfers
     Subject to Section 13.2, neither the Partnership nor any of its Affiliates shall transfer any or all of the limited liability company interests of the General Partner and the General Partner shall not transfer the GP Interest to any Person whatsoever.
ARTICLE XI
[RESERVED]
ARTICLE XII
ADMISSION OF SUBSTITUTED AND ADDITIONAL
LIMITED PARTNERS
Section 12.1 [Reserved]
Section 12.2 Admission of Substituted Limited Partners
     A transferee of LP Units shall automatically be admitted to the Partnership as a Limited Partner (and the transferor of such LP Units shall, if such transferor is assigning all of such transferor’s LP Units, automatically cease to be a Limited Partner) at and as of the time the transfer is registered on the Units Register pursuant to Section 10.2.
Section 12.3 Admission of Successor General Partner
     A successor General Partner approved pursuant to Section 13.1 or the proviso to Section 14.1 shall be admitted to the Partnership as the successor General Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution; provided, however, that no such successor shall be so admitted to the Partnership until it has agreed in writing to assume the former General Partner’s obligations hereunder. This Agreement and the Certificate of Limited

Partnership shall be amended as appropriate to reflect the termination of the former General Partner as a general partner, if applicable, and the admission of the successor General Partner.
Section 12.4 Admission of Additional Limited Partners
     By acceptance of the transfer of any LP Units in accordance with this Agreement or the issuance of any LP Units pursuant to this Agreement (including in connection with a merger or consolidation), each transferee of an LP Unit and each Person who is issued LP Units pursuant to this Agreement (including in connection with a merger or consolidation) (including any nominee holder or an agent or representative acquiring LP Units for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the LP Units so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become the Record Holder of the LP Units so transferred or issued, (iv) represents that the transferee or Person being issued such LP Units has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The transfer of any LP Units, the issuance of any LP Units pursuant to this Agreement, and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may be admitted as a Limited Partner or become a record holder of LP Units without the consent or approval of any of the Partners.
Section 12.5 Amendment of Agreement and Certificate of Limited Partnership
     The General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, this Agreement and the Certificate of Limited Partnership to reflect the admission of any Partner.
ARTICLE XIII
WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER
Section 13.1 Withdrawal or Removal of the General Partner
     (a) Buckeye GP LLC agrees to act as General Partner of the Partnership until the later of (i) the date which is twenty-five years after the Time of Delivery or (ii) the date the ESOP Loan is paid in full. At any time after the later of (i) the date which is twenty-five years after the Time of Delivery or (ii) the date the ESOP Loan is paid in full, the General Partner may withdraw from the Partnership effective upon at least 90 days’ advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice, provided that such withdrawal is approved by an Eighty Percent Interest or the Partnership has received an Opinion of Counsel that such withdrawal would not result in the loss of limited liability of any Limited Partner or result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes. Any such withdrawal shall also constitute the withdrawal of the OLP GP from the Operating Partnerships, as provided in the Operating Partnership Agreements. If the General Partner gives a notice of withdrawal, a

Majority Interest may, prior to the effective date of such withdrawal, approve a successor General Partner. The Person so approved (or its designated Affiliates) shall become the successor general partner or partners of the Operating Partnerships, as provided in the Operating Partnership Agreements. If no successor General Partner is so approved, the Partnership shall be dissolved pursuant to Section 14.1. Buckeye GP LLC further agrees that it shall not cause the OLP GP to withdraw as general partner of any Operating Partnership, except in connection with Buckeye GP LLC’s withdrawal as General Partner.
     (b) The General Partner may be removed only by an Eighty Percent Interest, and only if (i) in connection therewith, a successor General Partner is approved by a Majority Interest, (ii) the Partnership shall have received an Opinion of Counsel that the removal of the General Partner and the approval of a successor General Partner will not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes, (iii) the successor General Partner or an Affiliate thereof agrees to indemnify and hold harmless the General Partner and its Affiliates from any liability or obligation arising out of, or causes the General Partner and its Affiliates to be released from, any and all liabilities and obligations (including loan guarantees) under fringe benefit plans sponsored by the General Partner or any of its Affiliates in connection with the business of the Partnership Group, except as otherwise prohibited by this Agreement, and (iv) all required regulatory approvals for removal of the General Partner shall have been obtained. Such removal shall be effective upon the admission of the successor General Partner pursuant to Section 12.3. The Person so approved (or its designated Affiliates) shall become the successor general partner or partners of the Operating Partnerships, as provided in the Operating Partnership Agreements.
Section 13.2 Sale of Former General Partner’s Interest
     If a successor General Partner is approved pursuant to Sections 13.1 or 14.2 or the proviso to Section 14.1, such successor shall purchase the GP Interest of the former General Partner for an amount in cash equal to the fair market value thereof, determined as of the date the successor General Partner is admitted pursuant to Section 12.3. The fair market value of the GP Interest shall include the value of all rights associated with being the General Partner. The value of the GP Interest shall be reduced by the value of the assumption by the successor General Partner or its Affiliate of the obligations of the General Partner and its Affiliates pursuant to Section 13.1(b)(iii). Such fair market value shall be determined by agreement between the former General Partner and its successor or, failing agreement within 30 days after the date the successor General Partner is so admitted, by a firm of independent appraisers jointly selected by the former General Partner and its successor (or, if the former General Partner and its successor cannot agree on the selection of such a firm within 45 days after the date the successor General Partner is so admitted, by a firm of independent appraisers selected by two firms, one of which will be selected by the former General Partner and the other of which will be selected by the successor).

ARTICLE XIV
DISSOLUTION AND LIQUIDATION
Section 14.1 Dissolution
     The Partnership shall be dissolved, and its affairs shall be wound up, upon:
     (a) expiration of the term as provided in Section 2.5;
     (b) withdrawal of the General Partner pursuant to Section 13.1 (unless a Person becomes a successor General Partner prior to or on the effective date of such withdrawal);
     (c) bankruptcy or dissolution of the General Partner, or any other event that results in the General Partner ceasing to be a general partner in the Partnership (other than by reason of a withdrawal or removal pursuant to Section 13.1); or
     (d) an election by the General Partner to dissolve the Partnership which is approved by a Two-Thirds Interest;
provided, however, that the Partnership shall not be dissolved upon an event described in Sections 14.1(b) or 14.1(c) if, within 90 days of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of a successor General Partner.
     For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, (iii) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief, under any bankruptcy, insolvency or similar law now or hereafter in effect, (iv) it executes and delivers a general assignment for the benefit of its creditors, (v) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (i) above, or (vi) (1) any involuntary proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or for all or any substantial part of its properties has not been vacated or stayed within 90 days of such appointment, or (3) such appointment has been stayed but is not vacated within 90 days after the expiration of any such stay.
Section 14.2 Reconstitution
     Upon dissolution of the Partnership in accordance with Sections 14.1(b) or 14.1(c), and a failure of all Partners to agree to continue the business of the Partnership and to the appointment of a successor General Partner as provided in the proviso to Section 14.1, then within 180 days after the event described in Sections 14.1(b) or 14.1(c), a Majority Interest may elect to reconstitute the Partnership and continue its business by forming a new partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within such 180-day period, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within such 180-day period, then (a) the reconstituted partnership shall continue until the end of the term set forth in Section 2.5 unless earlier dissolved in accordance with this Article XIV and (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to this Agreement; provided that the right of a Majority Interest to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (ii) neither the Partnership nor the reconstituted partnership would be treated as an association taxable as a corporation for federal income tax purposes.
Section 14.3 Liquidation
     Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 14.2, the General Partner, or in the event the General Partner has withdrawn from the Partnership, been removed or dissolved or become bankrupt (as defined in Section 14.1), a liquidator or liquidating committee approved by a Majority Interest shall be the liquidator of the Partnership (the “Liquidator”). The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days’ prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be approved by a Majority Interest. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the restrictions set forth in Article XVII) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:
     (a) to creditors of the Partnership (including Partners); and
     (b) to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts;

provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.
Section 14.4 Distribution in Kind
     Notwithstanding the provisions of Section 14.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the Partners, or to specific classes of Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of Section 14.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership and operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
Section 14.5 Cancellation of Certificate of Limited Partnership
     Upon the completion of the distribution of Partnership property pursuant to Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.
Section 14.6 Return of Capital
     The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
Section 14.7 Waiver of Partition
     Each Partner hereby waives any rights to partition of the Partnership property.
Section 14.8 Certain Prohibited Acts
     Without obtaining Special Approval, the General Partner shall not take any action to cause the Partnership to (i) make or consent to a general assignment for the benefit of the Partnership’s creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Partnership or otherwise seek, with respect to the Partnership, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the

Partnership a liquidation, dissolution, arrangement, or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partnership in a proceeding of the type described in clauses (i) - (iii) of this Section 14.8; (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for all or any substantial portion of its properties; (vi) sell all or substantially all of its assets, except in accordance with Section 17.3; (vii) dissolve or liquidate, except in accordance with this Article XIV; or (viii) merge or consolidate.
ARTICLE XV
AMENDMENT OF PARTNERSHIP AGREEMENT
Section 15.1 Amendments Which May be Adopted Solely by the General Partner
     Subject to Section 15.3, the General Partner may amend any provision of this Agreement without the consent of any Limited Partner, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
     (a) a change in the name of the Partnership, in the location of the principal place of business of the Partnership or in the registered office or registered agent of the Partnership;
     (b) a change that the General Partner deems appropriate or necessary to (i) qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction or (ii) ensure that neither the Partnership nor any of the Operating Partnerships will be treated as an association taxable as a corporation for federal income tax purposes;
     (c) a change to divide outstanding Units into a greater number of Units, to combine outstanding Units into a smaller number of Units or to reclassify Units in a manner that in the good faith opinion of the General Partner, does not adversely affect any class of Limited Partners in any material respect;
     (d) a change that the General Partner deems appropriate or necessary to (i) satisfy any requirements, conditions or guidelines contained in any order, rule or regulation of any federal or state agency or contained in any federal or state statute or (ii) facilitate the trading of any Units or comply with any rule, regulation, requirement, condition or guideline of any National Securities Exchange on which any Units are or will be listed or admitted to trading;
     (e) a change that is appropriate or necessary, as stated in an Opinion of Counsel, to prevent the Group Members and their respective directors and officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
     (f) a change that is required or contemplated by any provision of this Agreement, including, without limitation, Sections 4.3, 12.3 and 12.5;

     (g) a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partners in any material respect; or
     (h) any changes or events similar to the foregoing.
Section 15.2 Other Amendments
     Amendments to this Agreement may be proposed only by the General Partner. Subject to Section 15.3, a proposed amendment (other than amendments adopted pursuant to Section 15.1) shall be effective only when approved by a Majority Interest. Notwithstanding the provisions of Sections 15.1 and 15.3, no amendment of (i) the definitions of “Audit Committee,” or “Special Approval,” (ii) Section 7.6, (iii) Section 17.3, (iv) Section 7.9(a), (v) Section 14.8, or (vi) any other provision of this Agreement requiring that Special Approval be obtained as a condition to any action, shall be effective without first obtaining Special Approval.
Section 15.3 Amendment Requirements
     Notwithstanding the provisions of Sections 15.1 and 15.2, (i) the approval of an Eighty Percent Interest shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes, (ii) no provision of this Agreement which establishes a percentage of the Limited Partners required to take or approve any action shall be amended in any respect which would have the affect of reducing the voting requirement, unless such amendment is approved by at least such percentage of Limited Partners, and (iii) this Section 15.3 shall be amended only with the approval of an Eighty Percent Interest.
ARTICLE XVI
MEETINGS
Section 16.1 Meetings
     (a) Special meetings of Limited Partners may be called by the General Partner or by Limited Partners holding an aggregate of at least 20% of the outstanding LP Units. Within 60 days after receipt by the General Partner of a written proposal to call a meeting signed by Limited Partners holding the requisite number of LP Units and indicating the purpose for which the meeting is to be called (or such longer period as shall be reasonably required by the General Partner in order to prepare documents required therefor), the General Partner shall cause a notice of the meeting to be given to each Limited Partner. A special meeting shall be held at a time and place determined by the General Partner within 60 days after the giving of notice of the meeting.
     (b) (i) After the Regulatory Trigger Date, an annual meeting of the Limited Partners for the election of Public Directors by the Public Limited Partners and such other matters as the Board of Directors shall submit to a vote of the Limited Partners shall be held on the first Tuesday in June of each year (provided that if the Regulatory Trigger Date occurs after February 1 of any year, no annual meeting will be held in that year) or at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of

Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 16.2 not less than 10 days nor more than 60 days prior to the date of such meeting.
          (ii) After the Regulatory Trigger Date, the Public Limited Partners shall have the right to vote for the election of Public Directors. The Public Limited Partners entitled to vote shall elect by a plurality of the votes cast at such meeting (not counting abstentions) persons to serve as Public Directors on the Board of Directors who are nominated in accordance with the provisions of this Section 16.1(b). The exercise by a Limited Partner of the right to elect the Public Directors and any other rights afforded to a Limited Partner under this Section 16.1(b) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
          (iii) After the Regulatory Trigger Date, each Limited Partner shall be entitled to one vote for each LP Unit that is registered in the name of such Limited Partner on the record date for such meeting.
          (iv) After the Effective Time, and after giving effect to the Merger, the adoption of the Holdco Partnership Agreement (and the Holdco Partnership Agreement shall also provide as follows) and after the Regulatory Trigger Date:
     (A) on an ongoing basis, the Public Limited Partners have the right to elect all of the Directors other than the Holdco GP Directors;
     (B) for so long as BGH GP Holdings, ArcLight Capital Partners, LLC and Kelso & Company and their Affiliates (directly and indirectly), collectively, own 85.0% or more of the number of LP Units owned by such Persons immediately after the Effective Time, Holdco GP shall have the right to appoint two Directors;
     (C) for so long as BGH GP Holdings, ArcLight Capital Partners, LLC and Kelso & Company and their Affiliates (directly and indirectly), collectively, own 42.5% or more of the number of LP Units owned by such Persons immediately after the Effective Time, but less than 85.0% of the number of LP Units owned by such Persons immediately after the Effective Time, Holdco GP shall have the right to appoint one Director;
     (D) upon BGH GP Holdings, ArcLight Capital Partners, LLC and Kelso & Company and their Affiliates (directly and indirectly), collectively, ceasing to own 85.0% or more of the number of LP Units owned by such Persons immediately after the Effective Time, Holdco GP shall designate one of the two Holdco GP Directors to be removed, and Holdco shall cause such Holdco GP Director to resign or be removed from the Board of Directors; and
     (E) upon BGH GP Holdings, ArcLight Capital Partners, LLC and Kelso & Company and their Affiliates (directly and indirectly), collectively, ceasing to own 42.5% or more of the number of LP Units owned by such Persons immediately after the Effective Time, Holdco shall cause any remaining Holdco GP Director(s) to resign or be removed from the Board of Directors, and thereafter the Board of Directors shall consist only of Public Directors.
          (v) With respect to the election of Directors to the Board of Directors after the Regulatory Trigger Date, if at any time any Person or group (as defined for purposes of Section 13(d)(3) of the Exchange Act) beneficially owns 20% or more of the outstanding LP Units, then all LP Units owned by such Person or group in excess of 20% of the outstanding LP Units shall not be voted, and in each case, the foregoing LP Units shall not be counted when calculating the required votes for such matter and shall not be deemed to be outstanding for purposes of determining a quorum for such meeting (but such LP Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement). Notwithstanding the foregoing sentence, the Board of Directors may, by action specifically referencing votes for the election of Directors under this Section 16.1(b), determine that the limitation set forth in the preceding sentence shall not apply to a specific Person or group.
          (vi) Prior to the Regulatory Trigger Date, Holdco GP shall have the right to appoint and remove the Directors in its sole discretion. The number of Directors that shall constitute the whole Board of Directors shall not be less than six and not more than nine as shall be established from time to time by a resolution adopted by a majority of the Directors. The Public Directors shall be divided into three classes, Class I, Class II, and Class III by majority vote of the Public Directors on or promptly after the Regulatory Trigger Date; provided, however, that if the Regulatory Trigger Date precedes the Effective Time or if the Effective Time occurs on the Regulatory Trigger Date, such vote of the Public Directors shall occur promptly following the Effective Time. The number of Public Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Public Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each Public Director shall serve for a term ending as provided herein; provided, however, that the Public Directors designated to Class I shall serve for an initial term that expires at the first annual meeting of Limited Partners following the Regulatory Trigger Date, the Public Directors designated to Class II shall serve for an initial term that expires at the second annual meeting of Limited Partners following the Regulatory Trigger Date, and the Public Directors designated to Class III shall serve for an initial term that expires at the third annual meeting of Limited Partners following the Regulatory Trigger Date. At each annual meeting of Limited Partners successors to the class of Public Directors whose term expires at that annual meeting shall be elected for a three-year term.
          (vii) After the Regulatory Trigger Date, if the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Public Directors so as to maintain the number of Public Directors in each class as nearly equal as possible and any additional Public Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director and no decrease in the number of Holdco GP Directors shall be made except as described in

Section 16.1(b)(iv). After the Regulatory Trigger Date, if a Holdco GP Director is removed or resigns pursuant to Section 16.1(b)(iv)(D) or (E), the number of Directors that shall constitute the whole Board of Directors shall automatically be reduced appropriately. A Public Director shall hold office until the annual meeting of the Limited Partners of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to death, resignation or removal from office. Any vacancy among the Public Directors (including, without limitation, any vacancy caused by an increase in the number of Directors on the Board of Directors) may only be filled by a majority of the Public Directors then in office, even if less than a quorum, or by a sole remaining Public Director. Any Public Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. A Public Director may be removed only for cause and only upon a vote of the majority of the remaining Public Directors then in office.
          (viii) (A) (1) Nominations of persons for election as Public Directors may be made at an annual meeting of the Limited Partners only (a) by or at the direction of the Public Directors or any committee thereof or (b) by any Public Limited Partner who was a Record Holder at the time the notice provided for in this Section 16.1(b)(viii) is delivered to the General Partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16.1(b)(viii).
     (2) For any nominations brought before an annual meeting by a Public Limited Partner pursuant to clause (b) of paragraph (A)(1) of this Section 16.1(b)(viii), the Public Limited Partner must have given timely notice thereof in writing to the General Partner. To be timely, a Public Limited Partner’s notice shall be delivered to the General Partner not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Public Limited Partner must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). For purposes of the first annual meeting following the Regulatory Trigger Date, the first anniversary of the preceding year’s annual meeting shall be deemed to be the first Tuesday in June of the year in which such annual meeting is held. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Public Limited Partner’s notice as described above. Such Public Limited Partner’s notice shall set forth: (a) as to each person whom the Public Limited Partner proposes to nominate for election as a Public Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Public Director if elected; and (b) as to the Public Limited Partner giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Public Limited Partner, as they appear on the Partnership’s books and records, and of such beneficial owner, (ii) the number of LP Units which are owned beneficially and of record by such Public Limited Partner and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Public Limited Partner and such beneficial owner, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned LP Units) that has been entered into as of the date of the Public Limited Partner’s notice by, or on behalf of, such Public Limited Partner and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of LP Unit price changes for, or increase or decrease the voting power of, such Public Limited Partner and such beneficial owner, with respect to LP Units, (v) a representation that the Public Limited Partner is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the Public Limited Partner or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s LP Units required to elect the nominee and/or (b) otherwise to solicit proxies from Public Limited Partners in support of such nomination. The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Public Director.
     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 16.1(b)(viii) to the contrary, in the event that the number of Public Directors to be elected is increased effective at the annual meeting and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Public Limited Partner’s notice required by this Section 16.1(b)(viii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership or the General Partner.
     (B) After the Regulatory Trigger Date, nominations of persons for election as Public Directors may be made at a special meeting of Limited Partners at which Public Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of the Public Directors or any committee thereof or (2) provided that the Directors or the Limited Partners pursuant to Section 16.1(a) hereof have determined that Public Directors shall be elected at such meeting, by any Public Limited Partner who is a

Record Holder at the time the notice provided for in this Section 16.1(b)(viii) is delivered to the General Partner, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 16.1(b)(viii). In the event the General Partner calls a special meeting of Public Limited Partners for the purpose of electing one or more Public Directors, any Public Limited Partner entitled to vote in such election of Public Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Public Limited Partner’s notice required by paragraph (A)(2) of this Section 16.1(b)(viii) shall be delivered to the General Partner not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Public Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Public Limited Partner’s notice as described above.
     (C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 16.1(b)(viii) shall be eligible to be elected at an annual or special meeting of Public Limited Partners to serve as Public Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 16.3 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 16.1(b)(viii) (including whether the Public Limited Partner or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Public Limited Partner’s nominee in compliance with such Public Limited Partner’s representation as required by clause (A)(2)(b)(vi) of this Section 16.1(b)(viii)) and (b) if any proposed nomination was not made in compliance with this Section 16.1(b)(viii), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 16.1(b)(viii) unless otherwise required by law, if the Public Limited Partner (or a qualified representative of the Public Limited Partner) does not appear at the annual or special meeting of Public Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. For purposes of this Section 16.1(b)(viii), to be considered a qualified representative of the Public Limited Partner, a person must be a duly authorized officer, manager or partner of such Public Limited Partner or must be authorized by a writing executed by such Public Limited Partner or an electronic transmission delivered by such Public Limited Partner to act for such Public Limited Partner as proxy at the meeting of Public Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.
     (2) For purposes of this Section 16.1(b)(viii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Partnership or the General Partner with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (3) Notwithstanding the foregoing provisions of this Section 16.1(b)(viii), a Public Limited Partner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16.1(b)(viii); provided however, that any references in this Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 16.1(b)(viii) (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 16.1(b)(viii) shall be the exclusive means for a Public Limited Partner to make nominations.
          (ix) This Section 16.1(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.
          (x) The Partnership and General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 16.1(b), including, without limitation, amending the General Partner Agreement and Holdco Partnership Agreement such that at all times the General Partner Agreement and Holdco Partnership Agreement shall provide (i) that the Public Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 16.1(b).
          (xi) If the General Partner delegates to an existing or newly formed wholly-owned subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 16.1(b) shall be applicable with respect to the board of directors or other governing body of such subsidiary.
     (c) The Limited Partners owning a majority of the LP Units entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at a meeting of the Limited Partners. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners owning LP Units that in the aggregate represent a majority of the outstanding LP Units present in person or by proxy at such meeting and entitled to vote shall constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners owning LP Units that in the aggregate represent at least such greater or different percentage shall be required.
Section 16.2 Record Date
     (a) For purposes of determining the Limited Partners entitled to notice of or to vote at any meeting or to give approvals without a meeting as provided in Section 16.4, the General

Partner may set a Record Date, which date for purposes of notice of a meeting shall not be less than 10 days nor more than 60 days before the date of the meeting.
     (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment (together with any prior adjournments in connection with which a new Record Date was not fixed) shall be for more than 60 days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment(s) are for more than 60 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting and, if applicable, the new Record Date shall be given in accordance with this Article XVI.
Section 16.3 Conduct of Meeting
     The General Partner shall have full power and authority concerning the manner of conducting any meeting of Limited Partners or the solicitation of proxies or consents in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate an individual to serve as chairman of any meeting and shall further designate an individual to take the minutes of any meeting, which individuals may be directors or officers of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner.
Section 16.4 Action Without a Meeting
     Any action that may be taken at a meeting of the Limited Partners, other than the election of Public Directors, may be taken without a meeting if approvals in writing setting forth the action so taken are signed by Limited Partners holding in the aggregate at least the minimum number of LP Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. If approvals to the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient consents are deposited with the Partnership, and (c) the Partnership receives an Opinion of Counsel that giving effect to such approvals would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes.

ARTICLE XVII
CERTAIN RESTRICTIONS
Section 17.1 Additional Units
     (a) Without the prior approval of a Two-Thirds Interest, the General Partner shall not cause the Partnership to issue any class or series of LP Units having preferences or other special or senior rights over the LP Units issued pursuant to Section 4.2.
     (b) The General Partner shall not cause the Partnership to issue Units to the General Partner or any of its Affiliates unless (i) the Units are of a class which is, prior to such issuance, listed or admitted to trading on a National Securities Exchange and the Net Agreed Value of the Contributed Property being contributed in exchange for such Units is at least equal to the number of Units being so issued times the Unit Price of such Units or (ii) such issuance is approved by a Majority Interest.
Section 17.2 Certain Amendments
     (a) Without the prior approval of a Two-Thirds Interest, the Partnership shall not amend, and the General Partner shall not permit the Partnership or any Operating Partnership to amend, any compensation arrangement for the General Partner, unless, in any case, such amendment does not, in the good faith opinion of the General Partner, in its capacity as general partner of the Partnership or the indirect owner of the general partner of the Operating Partnerships, as applicable, adversely affect the Limited Partners in any material respect.
     (b) The General Partner shall not cause the Partnership to approve any amendment to an Operating Partnership Agreement pursuant to Section 13.2 thereof unless such amendment is approved by a Majority Interest.
Section 17.3 Sale of Assets
     Without the prior approval of a Two-Thirds Interest, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the consolidated assets owned by the Partnership and the Operating Partnerships; provided, however, that in the event that less than 80% of the LP Units are held by the General Partner and its Affiliates, prior Special Approval shall also be required.

ARTICLE XVIII
[RESERVED]
ARTICLE XIX
GENERAL PROVISIONS
Section 19.1 Opinions Regarding Taxation as a Partnership
     Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership receive an Opinion of Counsel that the proposed action would not result in the Partnership or any of the Operating Partnerships being treated as an association taxable as a corporation for federal income tax purposes (a) shall not be applicable to the extent that the Partnership or any of the Operating Partnerships is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes and (b) shall be deemed satisfied by an Opinion of Counsel containing conditions, limitations and qualifications which are acceptable to the General Partner.
Section 19.2 Personal Property
     The Partnership Interest of any Partner shall be personal property for all purposes.
Section 19.3 Addresses and Notices
     Any notice, demand, request, payment or report required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Limited Partner at such Limited Partner’s address as shown on the Units Register. Any notice to the Partnership or the General Partner shall be deemed given if received in writing by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.
Section 19.4 Headings
     All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.
Section 19.5 Binding Effect
     This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the additional Persons that become Limited Partners as provided herein) and their heirs, executors, administrators, successors, legal representatives and assigns.

Section 19.6 Integration
     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 19.7 Waiver
     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.
Section 19.8 Counterparts
     This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto (including the additional Persons that become Limited Partners as provided herein).
Section 19.9 Severability
     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.
Section 19.10 Applicable Law
     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     In Witness Whereof, this Agreement has been duly executed by the General Partner, as of the date first above written.

Buckeye GP LLC, as General Partner
By:	/s/ Keith E. St.Clair
	Name:	Keith E. St.Clair
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P.

Annex A
Specimen LP Certificate